Exhibit  99.3



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of Lifecell Corporation (the "Company") on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission (the "Report"), I, Steven T. Sobieski, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (3) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (4) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Dated: March 26, 2003


                                        /s/ Steven Sobieski
                                     --------------------------------------
                                        Steven T. Sobieski
                                        Chief Financial Officer




A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO LIFECELL CORPORATION AND WILL BE RETAINED BY LIFECELL CORPORATION AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.